SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 7, 2008
PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware (STATE OR OTHER JURISDICTION OF INCORPORATION)	000-28275 (COMMISSION FILE NUMBER)	75-2837058 (IRS EMPLOYER IDENTIFICATION NO.)
500 NORTH CENTRAL EXPRESSWAY
PLANO, TX 75074
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(972) 881-2900
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE )
N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 3.01.	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     PFSweb, Inc. (the “Company”) has received a Nasdaq Staff Deficiency Letter dated April 7, 2008 indicating that, based on a review of the Company’s closing bid price for a consecutive 30 day period, the Company did not comply with the minimum $1.00 minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Marketplace Rule 4310(c)(4) (the “Rule”). This notification has no effect on the listing of the Company’s common stock at this time.
     In accordance with Marketplace Rule 4310(c)(8)(D), the Company has been afforded a 180-day grace period in order to achieve compliance through achieving or exceeding the $1 minimum closing bid price requirement for a minimum of 10 consecutive business days. If compliance with the Rule cannot be demonstrated within the 180 day period, Nasdaq will determine whether the Company meets the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the minimum closing bid price requirement. If the Company meets the initial listing criteria, Nasdaq will notify the Company that it has been granted an additional 180 calendar day compliance period.
     The Company will seek to regain compliance within the initial 180 day cure period and will consider alternatives to address compliance with the continued listing standards of The Nasdaq Stock Market, including seeking to effect a reverse stock split.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.
Dated: April 11, 2008	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial and Accounting Officer